EX-99.77O - Transactions effected pursuant to Rule 10f-3

Name of Fund: Goldman Sachs Variable Insurance Trust - Mid Cap Value Fund Name of Underwriter Purchased From: Deutsche Bank Securities, Inc.
Name of Underwriting syndicate members: Goldman, Sachs & Co.; Deutsche Bank Securities; Citi; Calyon Securities (USA) Inc.; JP Morgan; KBC Financial Products; Morgan Stanley; Natexis Bleichroeder Inc.
Name of Issuer:  GoodYear Tire & Rubber Co.
Title of Security:  GOODYEAR TIRE & RUBBER CO
Date of First Offering: 5/17/07
Dollar Amount Purchased:  $2,303,235
Number of Shares Purchased:  69,795
Price Per Unit:  33.00

Name of Fund:  Goldman Sachs Variable Insurance Trust - Capital Growth Fund
Name of Underwriter Purchased From:  Credit Suisse First Boston Corporation
Name of Underwriting syndicate members:  Goldman Sachs; Credit Suisse;
JP Morgan; Lehman Brothers; Morgan Stanley; AGM Securities; Allen & Company LLC; Bank of America Securities LLC; Bear, Stearns & Co. Inc.; CitiGroup; Deutsche Bank Securities; Merrill Lynch & Co.; UBS Investment Bank
Name of Issuer:  National CineMedia Inc.
Title of Security:  NATIONAL CINEMEDIA, INC.
Date of First Offering: 2/07/07
Dollar Amount Purchased:  $1,413,300
Number of Shares Purchased:  67,300
Price Per Unit:  21.00

Name of Fund:  Goldman Sachs Variable Insurance Trust - Growth Opportunities
Fund
Name of Underwriter Purchased From:  Morgan Stanley Co. Inc. New York
Name of Underwriting syndicate members: Goldman, Sachs & Co.; Morgan Stanely; Banc of America Securities LLC; JP Morgan; Wachovia Securities; Lehman Brothers Name of Issuer: HFF Inc.
Title of Security:  HFF, INC. CL A
Date of First Offering: 1/30/07
Dollar Amount Purchased:  $505,800
Number of Shares Purchased:  28,700
Price Per Unit:  18.00

Name of Fund:  Goldman Sachs Variable Insurance Trust - Growth Opportunities
Fund
Name of Underwriter Purchased From:  Credit Suisse First Boston Corporation
Name of Underwriting syndicate members:  Goldman Sachs; Credit Suisse;
JP Morgan; Lehman Brothers; Morgan Stanley; AGM Securities; Allen & Company LLC; Bank of America Securities LLC; Bear, Stearns & Co. Inc.; CitiGroup; Deutsche Bank Securities; Merrill Lynch & Co.; UBS Investment Bank
Name of Issuer:  National CineMedia Inc.
Title of Security:  NATIONAL CINEMEDIA, INC.
Date of First Offering: 2/07/07
Dollar Amount Purchased:  $562,800
Number of Shares Purchased:  26,800
Price Per Unit:  21.00

Name of Fund: Goldman Sachs Variable Insurance Trust - Core Fixed Income Fund Name of Underwriter Purchased From: SSMB
Name of Underwriting syndicate members: CitiGroup; CSFB; Goldman, Sachs & Co.; Lehman Brothers; Bank of America Securities LLC; BNY Capital Markets; JP Morgan; Merrill Lynch; Pierce Fenner & Smith; Wachovia Capital Markets
Name of Issuer:  Chubb Corp.
Title of Security:  CB Var 03/67-17
Date of First Offering: 3/26/07
Dollar Amount Purchased:  $349,675
Number of Shares Purchased:  350,000
Price Per Unit:  99.907